Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares without par value(2)	457(c)	5,300,352	$6.92(3)	$36,678,435.84(3)	0.0000927	$3,400.09

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$36,678,435.84		$3,400.09

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,400.09

Table 3: Combined Prospectuses

Security Type	Security Class Title(4)	Amount of Securities Previously Registered(1)(5)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common shares without par value(6)	78,670,367	$807,157,965.42	F-1	333-259895	October 5, 2021

Equity	Common shares without par value issued on exercise of warrants(6)	1,586,720	$18,247,280.00	F-1	333-259895	October 5, 2021

Equity	Common shares without par value(7)	11,021,923	$146,481,356.67	F-1	333-261157	November 22, 2021

(1)

Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the securities to be offered.

(2)

Represents 5,300,352 common shares without par value (the “common shares”) newly registered herein for resale by certain selling shareholders identified in this prospectus, which were issued to such selling shareholders in connection with the LG Subscription (as defined in this prospectus).

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales price of the Registrant’s common shares as reported on the New York Stock Exchange on September 8, 2022.

(4)

No registration fee is payable in connection with the 91,279,010 common shares, which include (i) up to 80,257,087 common shares, previously registered under the First Prior Registration Statement, and (ii) up to 11,021,923 common shares, previously registered under the Second Prior Registration Statement (together with the First Prior Registration Statement, the “Prior Registration Statements”), because such common shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 5,300,352 common shares that were not previously registered under the Prior Registration Statements, with a proposed maximum aggregate offering price of $36,678,435.84. See “Explanatory Note” in this registration statement.

(5)

An aggregate of 91,279,010 common shares that were previously registered under the Prior Registration Statements and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statements, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

(6)

Represents 80,257,087 common shares registered herein for resale by certain selling shareholders identified in this prospectus, including 1,586,720 common shares issued following the exercise of private placement warrants held by Peridot Acquisition Sponsor, LLC, and previously registered under a registration statement on Form F-1 (File No. 333-259895) (as amended and supplemented from time to time, the “First Prior Registration Statement”), which was originally filed on September 30, 2021 and amended by Amendment No. 1 filed on October 4, 2021, subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 5, 2021, amended by the Post-Effective Amendment No. 1 filed on February 16, 2022 and the Post-Effective Amendment No. 2 filed on July 27, 2022 and subsequently declared effective by the SEC on August 4, 2022.

(7)

Represents 11,021,923 common shares issuable upon conversion of outstanding unsecured convertible notes held by a selling shareholder identified in this prospectus and previously registered under a registration statement on Form F-1 (File No. 333-261157) (as amended and supplemented from time to time, the “Second Prior Registration Statement”), which was originally filed on November 18, 2021, subsequently declared effective by the SEC on November 22, 2021, amended by the Post-Effective Amendment No. 1 filed on February 16, 2022 and the Post-Effective Amendment No. 2 filed on July 27, 2022 and subsequently declared effective by the SEC on August 4, 2022.